EXHIBIT 99.1

 April 11, 2017 12:03 PM EDT

MADONA, Latvia, April 11, 2017 (GLOBE NEWSWIRE) -- Quest Management Inc. (OTC-PINK: QSMG) announces the signing of a Letter of Intent (the “Agreement”) to acquire immunotherapy Biotech company Stemvax, Inc., from Dr. Dwain Morris-Irvin PhD. Upon Closing, Dr. Morris-Irvin will simultaneously become CEO of the newly formed Biotech division of Quest.

Los Angeles based Stemvax, Inc., founded in 2014 and doing business as StemVax Therapeutics is a Translational Biotechnology Company that develops novel therapies for brain tumor patients. Stemvax focuses its efforts on developing immunotherapeutic approaches to treating patients with Glioblastoma Multiforme (GBM), a devastating brain cancer. Stemvax simultaneously focuses research efforts on novel drug development to target Cancer Stem cells and other multi-resistant cancer cells. Dr. Morris-Irvin received his PhD from UCLA School of Medicine, MPH, from UCLA School of Public Health, and trained at The Wallenberg Neuroscience Center at Lund University in Lund, Sweden. He was also a Professor, Faculty member at Cedars-Sinai Medical Center, Department of Neurosurgery. His PhD is in Pharmacology and Developmental Neuroscience with an emphasis on neural stem cell fate and differentiation. His research focused on neural development and Notch Signaling in mammalian neural stem cells. He also worked as an NIH/NINDS Post-Doctoral Fellow in Dr. Anders Bjorklund laboratory in Lund, Sweden. There, his focus was on research projects that investigated the potential role of cell replacement therapy for patients with Parkinson’s disease. They developed several protocols for the efficient generation of dopaminergic neurons from forebrain and ventral midbrain stem and progenitor cells. Additionally, Dr. Morris-Irvin worked as a Research Scientist, Assistant Professor, and Faculty member at Cedars-Sinai Medical Center, Department of Neurosurgery. He led research investigations in the role of adaptive immunity in Parkinson’s disease. He also developed two patents in the area of immunotherapy for brain tumor patients, specifically Glioblastoma Multiforme (GBM). His research team focused on molecular mechanisms that impart therapeutic resistance in cancer cells, including cancer stem cells. They utilized this data to develop novel immunotherapies for brain tumor patients. Quest Management believes that the Stemvax acquisition, and integration of Dr. Morris-Irvin into the Quest family will give Quest an immediate presence in a Biotech field that is not only working, but tremendously appreciated by those whose life it impacts. Dr. Morris-Irvin and his team are a foundation for many opportunities Quest will have, that will provide Quest the potential to be a significant stalwart in global Biotechnology pursuits. http://www.questmgmtinc.com

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For Further Information Contact:

Dmitrij Ozolins

President/CEO

Tel: (702) 907-8836

Email: dmitrij@questmgmtinc.com

Source: Quest Management Inc.

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